David T. Thomson, P.C.                               Certified Public Accountant


                        CONSENT OF INDEPENDENT ACCOUNTANT



To  the  Board  of  Directors
Shoreside  Investments,  Inc.


I have issued my report dated March 24, 2003, accompanying the financial statements of Shoreside Investments, Inc. included in the Registration Statement Form SB-2 Amendment No. 4 and the related prospectus.

I  consent  to  the  use  of  my  report,  as  stated  above in the Registration
Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David  T.  Thomson,  P.C.


/s/  David  T.  Thomson,  P.C.
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Salt  Lake  City,  Utah
July  25,  2003